                                                                    EXHIBIT 1.1

                        RAILAMERICA TRANSPORTATION CORP.

                                RAILAMERICA, INC.

                                       AND

                           THE GUARANTORS NAMED HEREIN

                           130,000 Units Consisting of

             $130,000,000 12 7/8% Senior Subordinated Notes due 2010
                       of RailAmerica Transportation Corp.

            and Warrants to Purchase 1,411,414 Shares of Common Stock
                              of RailAmerica, Inc.

                               Purchase Agreement

                                 August 9, 2000





                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                       and

                                BARCLAYS BANK PLC

                                       AND

                            SCOTIA CAPITAL (USA) INC.


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                           130,000 Units Consisting of

             $130,000,000 12 7/8% Senior Subordinated Notes due 2010
                       of RailAmerica Transportation Corp.

            and Warrants to Purchase 1,411,414 Shares of Common Stock
                              of RailAmerica, Inc.

                               PURCHASE AGREEMENT

                                                                 August 9, 2000

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

BARCLAYS BANK PLC
SCOTIA CAPITAL (USA) INC.
c/o Donaldson, Lufkin & Jenrette
Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

                  RailAmerica Transportation Corp., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Bank PLC and Scotia Capital (USA) Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") 130,000 Units (the "UNITS") consisting of an aggregate of $130,000,000 in principal amount of 12 7/8% Senior Subordinated Notes due 2010 of the Company (the "SERIES A NOTES") and Warrants (the "WARRANTS") to purchase 1,411,414 shares of common stock, par value $0.001 per share (the "WARRANT SHARES"), of RailAmerica, Inc., a Delaware corporation ("RAILAMERICA"), at an initial exercise price of $6.60 per share, subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Wells Fargo Bank Minnesota, N.A., as trustee (the "TRUSTEE"). The Warrants will be issued pursuant to a warrant agreement (the "WARRANT AGREEMENT"), to be dated as of the Closing Date, by and between RailAmerica and Wells Fargo Bank Minnesota, N.A., as warrant agent (the "WARRANT AGENT"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "GUARANTEES") by RailAmerica and each of the other Guarantors set forth on the signature pages hereof (each, a "GUARANTOR" and, collectively, the "Guarantors"). The Units, the Series A Notes, the Guarantees and the Warrants are collectively referred to herein as "INITIAL SECURITIES." The Initial Securities and the Warrant Shares are collectively referred to herein as the "SECURITIES." The Company and RailAmerica are sometimes collectively referred to herein as the "ISSUERS."




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                  1. OFFERING MEMORANDUM. The Units will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated July 19, 2000 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated August 9, 2000 (the "OFFERING MEMORANDUM"), relating to the Units.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture or the Warrant Agreement, the Units, the Notes or the Warrants (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                  (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE SECURITIES (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE




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                  SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL
                  ACCEPTABLE TO THE COMPANY), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Units set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to $916.87 per Unit (the "PURCHASE PRICE").

                  3. TERMS OF OFFERING. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Initial Securities purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) persons permitted to purchase the Initial Securities in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Initial Securities to Eligible Purchasers initially at a price equal to $940.38 per Unit. Such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "NOTES REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of EXHIBIT A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Notes Registration Rights Agreement). Pursuant to the Notes Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION



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

STATEMENT") relating to the Company's 12 7/8% Senior Subordinated Notes, Series B (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION Statement" and, together with the Exchange Offer Registration Statement and any registration statement required to be filed by the Warrant Registration Rights Agreement (as defined below), the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Exchange Offer.

                  Holders (including subsequent transferees) of Warrants and Warrant Shares will have the registration rights with respect to the Warrants and Warrant Shares set forth in a registration rights agreement (the "WARRANT REGISTRATION RIGHTS AGREEMENT") between RailAmerica and the Initial Purchasers to be dated as of the Closing Date, in substantially the form of EXHIBIT B hereto. This Agreement, the Indenture, the Notes, the Guarantees, the Warrant Agreement, the Warrant Registration Rights Agreement and the Notes Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

                  4. DELIVERY AND PAYMENT.

                           (a) Delivery of, and payment of the Purchase Price
for, the Units shall be made at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on August 14, 2000 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Units are herein called the "CLOSING DATE."

                           (b) One or more of the Initial Securities in
definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date (collectively, the "GLOBAL SECURITIES"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Securities shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  5. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Issuers and the Guarantors hereby agrees with the Initial Purchasers as follows:

                           (a) To advise the Initial Purchasers promptly and, if
requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Initial Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e)




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hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Initial Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Initial Securities under any state securities or Blue Sky laws, the Issuers and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (b) To furnish the Initial Purchasers and those
persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                           (c) During such period as in the reasonable opinion
of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Initial Securities are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                           (d) If, during the period referred to in Section 5(c)
above, any event shall occur or condition shall exist as a result of which, in the reasonable opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the reasonable opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.



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                           (e) Prior to the sale of all Initial Securities
pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Initial Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Issuers nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                           (f) So long as the Securities are outstanding, (i) to
mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Issuers, the Guarantors and their respective subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Issuers' independent public accountants and
(ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                           (g) So long as the Securities are outstanding, to
furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Issuers or any of the Guarantors to its public security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuers or any of the Guarantors is listed and such other publicly available information concerning the Issuers and/or their subsidiaries as the Initial Purchasers may reasonably request.

                           (h) So long as any of the Securities remain
outstanding and are "restricted securities" and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of such Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information of the Issuers ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                           (i) Whether or not the transactions contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the




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

performance of the obligations of the Issuers and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and the Guarantors and accountants of the Issuers and the Guarantors in connection with the sale and delivery of the Initial Securities to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Initial Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Initial Securities, (iv) all expenses in connection with the registration or qualification of the Initial Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Initial Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Initial Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee, the Warrant Agent and Trustee's and Warrant Agent's counsel in connection with the Indenture, the Notes, the Warrant Agreement and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Securities, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Warrant Registration Rights Agreement and the Notes Registration Rights Agreement, and (xi) all other costs and expenses incident to the performance of the obligations of the Issuers and the Guarantors hereunder for which provision is not otherwise made in this Section.

                           (j) To use their best efforts to effect the inclusion
of the Units (and following separation of the Units, the Notes and the Warrants) in PORTAL and to maintain the listing of the Units (and following separation of the Units, the Notes and the Warrants) on PORTAL for so long as such Securities are outstanding.

                           (k) To obtain the approval of DTC for "book-entry"
transfer of the Units (and following separation of the Units, the Notes and the Warrants), and to comply with all of its agreements set forth in the representation letters of the Issuers and the Guarantors to DTC relating to the approval of the Units (and following separation of the Units, the Notes and the Warrants) by DTC for "book-entry" transfer.

                           (l) During the period beginning on the date hereof
and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any securities of the Issuers or any Guarantor or any warrants, rights or options to purchase or otherwise acquire securities of the Issuers or any Guarantor substantially similar to the Securities (other than the Initial Securities and other than the issuance of securities upon the exercise of options, warrants and



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

other convertible securities outstanding on the date hereof), without the prior written consent of the Initial Purchasers.

                           (m) Not to sell, offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Initial Securities under the Act.

                           (n) Not to voluntarily claim, and to actively resist
any attempts to claim, the benefit of any usury laws against the holders of any Securities.

                           (o) To comply with all of its agreements set forth in
the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement and to comply with all applicable federal and state securities laws in connection therewith.

                           (p) To use its best efforts to do and perform all
things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Initial Securities.

                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS AND THE GUARANTORS. As of the date hereof, each of the Issuers and the Guarantors represents and warrants to, and agrees with, the Initial Purchasers that:

                           (a) The Preliminary Offering Memorandum and the
Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (b) Each of the Issuers, the Guarantors and their
respective subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Issuers, the Guarantors and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").



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

                           (c) All outstanding shares of capital stock of
RailAmerica have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; all outstanding shares of capital stock of the Company are owned, indirectly, by RailAmerica. RailAmerica has the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading "Capitalization" and "Description of Capital Stock".

                           (d) The entities listed on Schedule B hereto are the
only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN") other than Permitted Liens (as defined in the Indenture).

                           (e) This Agreement has been duly authorized, executed
and delivered by the Issuers and each of the Guarantors.

                           (f) The Indenture has been duly authorized by the
Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                           (g) RailAmerica has all requisite corporate power and
authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by RailAmerica and, when executed and delivered by RailAmerica (assuming the due authorization, execution and delivery thereof by the Warrant Agent), will constitute a valid and legally binding agreement of RailAmerica, enforceable against RailAmerica in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (h) RailAmerica has all requisite corporate power and
authority to execute, deliver and perform its obligations under the Warrants and the Warrant Shares. The Warrants and the Warrant Shares have been duly and validly authorized for issuance and sale by RailAmerica. The Warrants are in the form contemplated by the Warrant Agreement and, when issued, authenticated and delivered by RailAmerica against payment by the Initial Purchasers in accordance with the




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

terms of this Agreement and the Warrant Agreement, will constitute valid and legally binding obligations of RailAmerica, entitled to the benefits of the Warrant Agreement and enforceable against RailAmerica in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. Prior to the Closing Date, the Warrant Shares shall have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement. On the Closing Date, the Warrants and the Warrant Shares will conform as to legal matters to the descriptions thereof contained in the Offering Memorandum.

                           (i) RailAmerica has all requisite corporate power and
authority to execute, deliver and perform its obligations under the Warrant Registration Rights Agreement. The Warrant Registration Rights Agreement has been duly and validly authorized by RailAmerica and, when duly executed and delivered by RailAmerica, will constitute a valid and legally binding agreement of RailAmerica, enforceable against RailAmerica in accordance with its terms, except that (A) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Warrant Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                           (j) The Series A Notes have been duly authorized and,
on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                           (k) On the Closing Date, the Series B Notes will have
been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (l) The Guarantee to be endorsed on the Series A
Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                           (m) The Guarantee to be endorsed on the Series B
Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                           (n) The Notes Registration Rights Agreement has been
duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Notes Registration Rights Agreement has been duly executed and delivered, the Notes Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                           (o) None of the Issuers, the Guarantors or any of
their respective subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers, the Guarantors and their respective subsidiaries, taken as a whole, to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective property is bound, except in each case for such violations or defaults as could not reasonably be expected to have a Material Adverse Effect.

                           (p) The execution, delivery and performance of this
Agreement and the other Operative Documents by the Issuers and each of the Guarantors, compliance by the Issuers and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or under the Act), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of either Issuer, the Guarantors or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers, the Guarantors or their respective subsidiaries, taken as a whole, to which either Issuer, the Guarantors or their respective subsidiaries is a party or by which either Issuer, the Guarantors or any of their respective subsidiaries or their respective property is bound (other than such conflicts, breaches or defaults as have been waived), (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over either Issuer, the Guarantors or any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which either Issuer, the Guarantors or any of their respective subsidiaries is a party or by which either Issuer, the Guarantors or any of their respective subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of either Issuer, the Guarantors or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

                           (q) Other than as disclosed in the Offering
Memorandum, there are no legal or governmental proceedings pending or, to the best knowledge of the Issuers, threatened to which the Issuers, the Guarantors or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                           (r) Except as disclosed in the Offering Memorandum,
to the best knowledge of the Issuers, none of the Issuers, the Guarantors or any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (s) Except as disclosed in the Offering Memorandum,
to the best knowledge of the Issuers, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (t) The Issuers, the Guarantors and their respective
subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Issuers, the Guarantors or any of their respective subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                           (u) The Issuers, the Guarantors and their respective
subsidiaries have (i) in the case of real property, good and marketable fee title, leasehold, easement, right of way or other similar estate which is sufficient to permit such person to operate as railroads and other business as currently operated or carried on without undue charge or expense, and (ii) in the case of owned personal property, good and marketable title to such personal property owned by them, in each case, which are material to the business of the Issuers, the Guarantors and their respective subsidiaries, and in each case, free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers, the Guarantors and their respective subsidiaries; and any real property and buildings held under lease by the Issuers, the Guarantors and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuers, the Guarantors and their respective subsidiaries, in each case except as described in the Offering Memorandum.

                           (v) Each of the Issuers, the Guarantors and their
respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Issuers, the Guarantors and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) that allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Issuers, the

Guarantors or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                           (w) There is no (i) unfair labor practice complaint,
grievance or arbitration proceeding pending or, to the best knowledge of the Issuers, threatened against either Issuer, the Guarantors or their respective subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against either Issuer, the Guarantors or their respective subsidiaries or (iii) union representation question existing with respect to the employees of the Issuers, the Guarantors or their respective subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (x) The Issuers, the Guarantors and their respective
subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. This representation tracks the requirements of Section 13(b)(2) under the Exchange Act.

                           (y) The accountants, PricewaterhouseCoopers, L.L.P.,
Arthur Andersen Langton Clarke and Arthur Andersen LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Issuers, the Guarantors and their respective subsidiaries, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act, it being understood and agreed that the historical financial statements included in the Offering Memorandum do not include all the historical financial statements which would be required in a registration statement on Form S-1.

                           (z) The historical financial statements, together
with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Issuers, the Guarantors and their respective subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers and the Guarantors.

                           (aa) The PRO FORMA financial statements included in
the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Issuers, the Guarantors and their respective subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such PRO FORMA financial statements comply as to form in all material respects with the requirements applicable to PRO FORMA financial statements included in registration statements on Form S-1 under the Act. The other PRO FORMA financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the PRO FORMA financial statements.

                           (bb) Neither Issuer is and, after giving effect to
the offering and sale of the Initial Securities and the application of the net proceeds thereof as described in the Offering Memorandum, neither will be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           (cc) None of the Issuers, the Guarantors or any of
their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Initial Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                           (dd) No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either Issuer, any Guarantor or any of their respective subsidiaries that it is considering imposing) any condition (financial or otherwise) on either Issuer's, any Guarantor's or any of their respective subsidiaries' retaining any rating assigned to either Issuer, any Guarantor or any of their respective subsidiaries or any securities of the Issuers, any Guarantor or any of their respective subsidiaries or (ii) has indicated to the Issuers, any Guarantor or any of their respective subsidiaries that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of either Issuer, any Guarantor or any of their respective subsidiaries or any securities of the Issuers, any Guarantor or any of their respective subsidiaries.

                           (ee) No action has been taken and no law, statute,
rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Initial Securities, or suspends the sale of the Initial Securities in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Issuers, the Guarantors or their respective subsidiaries which would prevent or suspend the issuance or sale of the Initial Securities in any jurisdiction referred to in Section 5(e).

                           (ff) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers, the Guarantors and their respective subsidiaries taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Issuers, the Guarantors or any of their respective subsidiaries and (iii) none of the Issuers, the Guarantors or any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent.

                           (gg) Each of the Preliminary Offering Memorandum and
the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                           (hh) When the Initial Securities are issued and
delivered pursuant to this Agreement, the Initial Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any security of either Issuer or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                           (ii) No form of general solicitation or general
advertising (as defined in Regulation D under the Act) was used by either Issuer, the Guarantors or their respective subsidiaries or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers, the Guarantors and their respective subsidiaries make no representation) in connection with the offer and sale of the Initial Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Initial Securities have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

                           (jj) Prior to the effectiveness of any Registration
Statement, the Indenture is not required to be qualified under the TIA.

                           (kk) None of the Issuers, the Guarantors or any of
their respective subsidiaries or any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers, the Guarantors and their respective subsidiaries make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Initial Securities.

                           (ll) Assuming the accuracy of the Initial Purchasers'
representations and warranties and agreements set forth in Section 7 hereof, the Initial Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                           (mm) The sale of the Initial Securities pursuant to
Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                           (nn) The Issuers, the Guarantors and their respective
subsidiaries and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers, the Guarantors and their respective subsidiaries make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Securities outside the United States and in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                           (oo) The Initial Securities sold in reliance on
Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act in the case of the Series A Notes and until the expiration of the one year restricted period in the case of the Warrants, and only upon certification of beneficial ownership of such Series A Notes and Warrants by non-U.S. persons or U.S. persons who purchased such Series A Notes and Warrants in transactions that were exempt from the registration requirements of the Act.

                           (pp) No registration under the Act of the Initial
Securities is required for the sale of the Initial Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                           (qq) Each certificate signed by any officer of the
Issuers or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Guarantor to the Initial Purchasers as to the matters covered thereby.

                           (rr) The statistical and market-related data included
in the Offering Memorandum are based on or derived from sources which the Issuers reasonably believe to be reliable and accurate or represent the Issuers' good faith estimates that, in the case of market-related data, are made on the basis of data derived from such sources.

                  The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Issuers and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each Initial Purchaser represents and warrants to, and agrees with, the Issuers and the Guarantors (as to itself only):

                           (a) Such Initial Purchaser is a QIB, with such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Initial Securities.

                           (b) Such Initial Purchaser (A) is not acquiring the
Initial Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Initial Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and/or (y) in offshore transactions in reliance upon Regulation S under the Act.

                           (c) Such Initial Purchaser agrees that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Initial Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (d) Such Initial Purchaser agrees that, in connection
with Exempt Resales, such Initial Purchaser will solicit offers to buy the Initial Securities only from, and will offer to sell the Initial Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Initial Securities only to, and will solicit offers to buy the Initial Securities only from (A) Eligible Purchasers that the Initial Purchasers reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Initial Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Initial Securities, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (an "ACCREDITED INSTITUTION"), that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Initial Securities (the form of which is substantially the same as EXHIBIT D to the Indenture) and, if such transfer is in respect of an aggregate principal amount of Initial Securities less than $250,000, an opinion of counsel reasonably acceptable to the Issuers that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel reasonably acceptable to the Issuers) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Initial Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

                           (e) Such Initial Purchaser and its affiliates or any
person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Securities.

                           (f) The Initial Securities offered and sold by such
Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                           (g) The sale of the Initial Securities offered and
sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                           (h) Such Initial Purchaser agrees that it has not
offered or sold and will not offer or sell the Initial Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Initial Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agree that, during such 40-day restricted period in the case of Series A Notes and during such one year restricted period in the case of Warrants, it will not cause any advertisement with respect to the Initial Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Initial Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                           (i) Such Initial Purchaser agrees that, at or prior
to confirmation of a sale of Initial Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act in the case of Series A Notes and during such one year restricted period in the case of Warrants, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date in the case of Series A Notes or until one year after the later of the commencement of the Offering and the Closing Date in the case of Warrants, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                           (j) Such Initial Purchaser agrees that the Initial
Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act in the case of the Series A Notes and until the expiration of the one year restricted period in the case of Warrants and only upon certification of beneficial ownership of such Initial Securities by non-U.S. persons or U.S. persons who purchased such Initial Securities in transactions that were exempt from the registration requirements of the Act.

                           Such Initial Purchaser acknowledges that the Issuers
and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

                  8. INDEMNIFICATION.

                           (a) The Issuers and the Guarantors agree, jointly and
severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred by the Initial Purchasers, their directors, their officers or control persons in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Issuers, the Guarantors or their respective subsidiaries to any holder or prospective purchaser of Initial Securities pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Issuers by such Initial Purchaser; PROVIDED HOWEVER, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum, as then amended or supplemented, (so long as the Final Offering Memorandum and any amendment or supplement thereto was provided by the Issuers to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum, as so amended or supplemented.

                           (b) The Initial Purchasers agree, severally and not
jointly, to indemnify and hold harmless the Issuers and the Guarantors and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers or the Guarantors, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to the Initial Purchasers but only with reference to information relating to such Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum and not with respect to the information provided by any other Initial Purchaser.

                           (c) In case any action shall be commenced involving
any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without the indemnifying party's written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (d) To the extent the indemnification provided for in
this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Initial Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Securities (after underwriting discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Initial Securities, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuers, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective amount of Initial Securities purchased by each of the Initial Purchasers hereunder and not joint.

                           (e) The remedies provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

                           (a) All the representations and warranties of the
Issuers and the Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date;

                           (b) On or after the date hereof, (i) there shall not
have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of either Issuer or any Guarantor or any securities of the Issuers or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of either Issuer or any Guarantor or any securities of the Issuers or any Guarantor by any such rating organization and
(iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Units than that on which the Units were marketed;

                           (c) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers, the Guarantors, and their respective subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of either Issuer, the Guarantors or any of their respective subsidiaries and (iii) none of the Issuers, the Guarantors or any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Initial Securities on the terms and in the manner contemplated in the Offering Memorandum;

                           (d) You shall have received on the Closing Date a
certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Issuers and each of the Guarantors, confirming the matters set forth in Sections 6(ff), 9(a) and 9(b) and stating that each of the Issuers and the Guarantors has complied in all material respects with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date;

                           (e) You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Greenberg Traurig, P.A., counsel for the Issuers and the Guarantors, to the effect that;

                                    (i) each of the Issuers and the Guarantors
         has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                                    (ii) each of the Issuers and the Guarantors
         is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                                    (iii) all the outstanding shares of capital
         stock of RailAmerica have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights expressly created by law or the certificate of incorporation or bylaws (or similar organizational documents) of RailAmerica; to such counsel's knowledge, all outstanding shares of capital stock of the Company are owned, indirectly, by RailAmerica. RailAmerica has the authorized and to such counsel's knowledge issued and outstanding capitalization set forth in the Offering Memorandum under the heading "Capitalization" and "Description of Capital Stock";

                                    (iv) the Warrants are in the form
         contemplated by the Warrant Agreement and, when issued, authenticated and delivered by RailAmerica against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Warrant Agreement, will constitute valid and legally binding obligations of RailAmerica, entitled to the benefits of the Warrant Agreement and enforceable against RailAmerica in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights expressly created by law or the certificate of incorporation or by-laws of RailAmerica;

                                    (v) all of the outstanding shares of capital
         stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and to such counsel's knowledge are owned directly or indirectly by the Company;

                                    (vi) the Series A Notes have been duly
         authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (vii) the Guarantees have been duly
         authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as
         (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (viii) the Indenture has been duly
         authorized, executed and delivered by the Company and each Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (ix) the Warrant Agreement has been duly
         authorized, executed and delivered by RailAmerica and is a valid and binding agreement of RailAmerica, enforceable against RailAmerica in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (x) this Agreement has been duly authorized,
         executed and delivered by the Issuers and the Guarantors;

                                    (xi) the Notes Registration Rights Agreement
         has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnification or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                                    (xii) the Warrant Registration Rights
         Agreement has been duly authorized, executed and delivered by RailAmerica and is a valid and binding agreement of RailAmerica, enforceable against RailAmerica in accordance with its terms, except as
         (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnification or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                                    (xiii) the Series B Notes have been duly
         authorized;

                                    (xiv) the statements under the captions
         "Description of the Units," "Description of the Notes," "Description of the Warrants," "Description of Capital Stock," "Plan of Distribution" and "Business - Regulation" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                                    (xv) such counsel is of the opinion ascribed
         to it in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations";

                                    (xvi) to the best of such counsel's
         knowledge, neither the Issuers, the Guarantors or any of their respective subsidiaries is in violation of its respective charter or by-laws and neither the Issuers, the Guarantors or any of their respective subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers, the Guarantors and their respective subsidiaries, taken as a whole, to which either Issuer, the Guarantors or any of their respective subsidiaries is a party or by which either Issuer, the Guarantors or any of their respective subsidiaries or their respective property is bound, except for those which would not result, singly or in the aggregate, in a Material Adverse Effect;

                                    (xvii) the execution, delivery and
         performance of this Agreement and the other Operative Documents by the Issuers and each of the Guarantors, the compliance by the Issuers and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Issuers, the Guarantors or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel that is material to the Issuers, the Guarantors or any of their respective subsidiaries, taken as a whole, to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective subsidiaries or their respective property is bound (other than such breaches or defaults as shall have been waived), (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree known to such counsel of any court or any governmental body or agency having jurisdiction over either Issuer, the Guarantors or any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument known to such counsel to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) known to such counsel of the Issuers, the Guarantors or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except in each case for those which might not result, singly or in the aggregate, in a Material Adverse Effect;

                                    (xviii) except as disclosed in the Offering
         Memorandum, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Issuers, the Guarantors or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                                    (xix) none of the Issuers, the Guarantors
         and their respective subsidiaries is and, after giving effect to the offering and sale of the Initial Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xx) the Indenture complies as to form in
         all material respects with the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. Assuming the accuracy of the representations and warranties and agreements of the Initial Purchasers in Section 7 of the Purchase Agreement and of the Issuers and their Subsidiaries in Section 6 thereof, it is not necessary in connection with the offer, sale and delivery of the Initial Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

                                    (xxi) no registration under the Act of the
         Initial Securities is required for the sale of the Initial Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) that each Initial Purchaser is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, and (iii) the accuracy of the representations of the Issuers, their subsidiaries and the Guarantors set forth in Sections 6(ii), (kk), (ll) and (mm) of this Agreement; and

                                    (xxii) such counsel has no reason to believe
         that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinion of Greenberg Traurig, P.A., described in Section 9(e) above shall be rendered to you at the request of the Issuers and the Guarantors and shall so state therein. In giving such opinion with respect to the matters covered by Section 9(e)(xxii), Greenberg Traurig, P.A. may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified;

                           (f) The Initial Purchasers shall have received on the
Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers;

                           (g) The Initial Purchasers shall have received, at
the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers, L.L.P., Arthur Andersen Langton Clarke and Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum;

                           (h) The Units shall have been approved by the NASD
for trading and duly listed in PORTAL;

                           (i) The Initial Purchasers shall have received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee;

                           (j) On the Closing Date, the Initial Purchasers shall
have received the Warrant Registration Rights Agreement executed by RailAmerica and such agreement shall be in full force and effect at all times from and after the Closing Date;

                           (k) The Company and the Guarantors shall have
executed the Notes Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors; and

                           (l) Neither the Company nor the Guarantors shall have
failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

                  10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Initial Securities on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of either Issuer or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of either Issuer and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers or any Guarantor, to RailAmerica Transportation

Corp. and RailAmerica, Inc., 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487, Attention: General Counsel, and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Initial Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, any Guarantor, the officers or directors of the Issuers or any Guarantor, or any person controlling the Issuers or any Guarantor, (ii) acceptance of the Initial Securities and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Initial Securities are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Issuers and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to
Section 5(i) hereof. The Issuers and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Initial Securities from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                                  Very truly yours,

                                  RAILAMERICA TRANSPORTATION CORP.



                                  By: /s/ Donald Redfearn
                                      ------------------------------------------
                                      Name:  Donald Redfearn
                                      Title: Executive Vice President

                                  RAILAMERICA, INC.,
                                  as Guarantor



                                  By: /s/ Donald Redfearn
                                      ------------------------------------------
                                  Name:  Donald Redfearn
                                  Title: Chief Administrative Officer, Executive
                                         Vice President and Secretary

                                  AUSTIN & NORTHWESTERN RAILROAD COMPANY, INC.
                                  BOSTON CENTRAL FREIGHT RAILROAD, INC.
                                  CASCADE AND COLUMBIA RIVER RAILROAD
                                    COMPANY, INC.
                                  CENTRAL OREGON & PACIFIC RAILROAD, INC.
                                  CENTRAL RAILROAD COMPANY OF INDIANA
                                  CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
                                  CONNECTICUT SOUTHERN RAILROAD, INC.
                                  DAKOTA RAIL, INC.
                                  DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. DELAWARE VALLEY RAILWAY COMPANY, INC.
                                  FLORIDA RAIL LINES, INC.
                                  GEORGIA SOUTHWESTERN RAILROAD, INC.
                                  HURON AND EASTERN RAILWAY COMPANY, INC.
                                  INDIANA & OHIO CENTRAL RAILROAD, INC.
                                  INDIANA & OHIO RAIL CORP.
                                  INDIANA & OHIO RAILWAY COMPANY
                                  INDIANA SOUTHERN RAILROAD, INC.
                                  MARKSMAN CORP.
                                  MID-MICHIGAN RAILROAD, INC.
                                  MINNESOTA NORTHERN RAILROAD, INC.
                                  MISSOURI & NORTHERN ARKANSAS RAILROAD
                                    COMPANY, INC.
                                  NEW ENGLAND CENTRAL RAILROAD, INC.
                                  NEW ORLEANS LOWER COAST RAILROAD COMPANY, INC. NORTH CAROLINA AND VIRGINIA RAILROAD
                                    COMPANY, INC.
                                  OTTER TAIL VALLEY RAILROAD COMPANY, INC.
                                  PALM BEACH RAIL HOLDING, INC.
                                  PITTSBURG INDUSTRIAL RAILROAD, INC.
                                  PLAINVIEW TERMINAL COMPANY
                                  PRAIRIE HOLDINGS CORPORATION
                                  RAIL OPERATING SUPPORT GROUP, INC.
                                  RAILAMERICA AUSTRALIA, INC.

                                  RAILAMERICA EQUIPMENT CORPORATION
                                  RAILAMERICA INTERMODAL SERVICES, INC.
                                  RAILINK ACQUISITION, INC.
                                  RAILTEX ACQUISITION CORP.
                                  RAILTEX DISTRIBUTION SERVICES, INC.
                                  RAILTEX, INC.
                                  RAILTEX INTERNATIONAL HOLDINGS, INC.
                                  RAILTEX LOGISITICS, INC.
                                  RAILTEX SERVICES CO., INC.
                                  SAGINAW VALLEY RAILWAY COMPANY, INC.
                                  SAN DIEGO & IMPERIAL VALLEY RAILROAD
                                    COMPANY, INC.
                                  SOUTH CAROLINA CENTRAL RAILROAD COMPANY, INC. SOUTH CENTRAL TENNESSEE RAILROAD CORP., INC. ST. CROIX VALLEY RAILROAD COMPANY
                                  THE TOLEDO, PEORIA & WESTERN RAILROAD
                                    CORPORATION
                                  TOLEDO, PEORIA & WESTERN RAILWAY CORPORATION
                                  VENTURA COUNTY RAILROAD CO., INC.
                                  WEST TEXAS AND LUBBOCK RAILROAD COMPANY, INC.,
                                    as Guarantors



                                  By: /s/ Donald Redfearn
                                      ------------------------------------------
                                      Name:  Donald Redfearn
                                      Title: Executive Vice President,
                                             On behalf of each of the
                                             above-named entities

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION




By: /s/ Steven D. Smith
    ------------------------------------
    Name:  Steven D. Smith
    Title: Senior Vice President



BARCLAYS BANK PLC



By: /s/ Joseph S. Muratore
    ------------------------------------
    Name:  Joseph S. Muratore
    Title: Director



SCOTIA CAPITAL (USA) INC.



By: /s/ Amil V. Sobinoffino
    ------------------------------------
    Name:  Amil V. Sobinoffino
    Title: Managing Director

                                   SCHEDULE A

                                                                     Number of
Initial Purchasers                                                     Units
------------------                                                   ----------
DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION........................................  130,000
BARCLAYS BANK PLC....................................................        0
SCOTIA CAPITAL (USA) INC. ...........................................        0
                                                                       -------
             Total...................................................  130,000
                                                                       =======

                                   SCHEDULE B

                                  Subsidiaries

Austin & Northwestern Railroad Company, Inc.
Boston Central Freight Railroads, Inc.
Cascade and Columbia River Railroad Company, Inc.
Central Oregon & Pacific Railroad, Inc.
Central Railroad Company of Indiana
Central Railroad Company of Indianapolis
Connecticut Southern Railroad, Inc.
Dakota Rail, Inc.
Dallas, Garland & Northeastern Railroad, Inc.
Dallas, Garland & Northeastern Railroad, Inc.
Delaware Valley Railway Company, Inc.
Florida Rail Lines, Inc.
Georgia Southwestern Railroad, Inc.
Huron and Eastern Railway Company, Inc.
Indiana & Ohio Central Railroad, Inc.
Indiana & Ohio Rail Corp.
Indiana & Ohio Railway Company
Indiana Southern Railroad, Inc.
Marksman Corp.
Mid-Michigan Railroad, Inc.
Minnesota Northern Railroad, Inc.
Missouri & Northern Arkansas Railroad Company, Inc.
New England Central Railroad, Inc.
New Orleans Lower Coast Railroad Company, Inc.
North Carolina and Virginia Railroad Company, Inc.
Otter Tail Valley Railroad Company, Inc.
Palm Beach Rail Holding, Inc.
Pittsburg Industrial Railroad, Inc.
Plainview Terminal Company
Prairie Holdings Corporation
Rail Operating Support Group, Inc.
RailAmerica Australia, Inc.
RailAmerica Equipment Corporation
RailAmerica Intermodal Services, Inc.
RaiLink Acquisition, Inc.
RailTex Acquisition Corp.
RailTex Distribution Services, Inc.
RailTex, Inc.

RailTex International Holdings, Inc.
RailTex Logisitics, Inc.
RailTex Services Co., Inc.
Saginaw Valley Railway Company, Inc.
San Diego & Imperial Valley Railroad Company, Inc.
South Carolina Central Railroad Company, Inc.
South Central Tennessee Railroad Corp., Inc.
St. Croix Valley Railroad Company
The Toledo, Peoria & Western Railroad Corporation
Toledo, Peoria & Western Railway Corporation
Ventura County Railroad Co., Inc.
West Texas and Lubbock Railroad Company, Inc.

                                                                      EXHIBIT A



                   Form of Notes Registration Rights Agreement

                                                                      EXHIBIT B



                  Form of Warrant Registration Rights Agreement